Exhibit 4.7


               Securitisation Fund Bond Issue
               Direction - SMHL Global Fund No. 9

               Perpetual Limited
               ABN 86 000 431 827

               and

               ME Portfolio Management Limited
               ABN 79 005 964 134



               [Freehills Logo Graphic Omitted]
               MLC Centre Martin Place Sydney New South Wales 2000 Australia Telephone +61 2 9225 5000 Facsimile +61 2 9322 4000
               www.freehills.com  DX 361 Sydney


               SYDNEY  MELBOURNE  PERTH  BRISBANE  SINGAPORE
               Correspondent Offices HANOI HO CHI MINH CITY JAKARTA KUALA LUMPUR


               Reference LGR:OMT:36G

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
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Table of contents

Clause                                                                                                         Page


1        Proposal to issue Notes                                                                                  1


2        Portfolio of Mortgages to be held by the Trustee for the Securitisation Fund                             2


3        Proceeds of Issue                                                                                        2


4        Security Trust Deed, Enhancements and Hedges                                                             3


5        Redraw Funding Facilities                                                                                3


6        Top-up Funding Facilities                                                                                3


7        Supplementary Bond Terms                                                                                 3


8        Manager's certifications                                                                                 3


9        Disposal of Authorised Investments                                                                       4


10       Interpretation                                                                                           4


11       Attorney                                                                                                 4


Annexure A - Portfolio of Mortgages

Annexure B - Supplementary Bond Terms Notice: Class A Notes and Class B Notes

Annexure C - Supplementary Bond Terms Notice: Liquidity Notes


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Securitisation Fund Bond Issue Direction -
SMHL Global Fund No. 9


To:      Perpetual Limited
         ABN 86 000 431 827
         (Trustee)

From:    ME Portfolio Management Limited
         ABN 79 005 964 134
         (Manager)
         ______________________________________________________________

1     Proposal to issue Notes

         Pursuant to clause 7.2 of the trust deed dated 4 July 1994 (as amended from time to time) establishing the Superannuation Members' Home Loans Trusts (Master Trust Deed), the Manager hereby proposes and directs in this Securitisation Fund Bond Issue Direction (Bond Issue Direction) that the Trustee on 11 October 2006 (or such later date as may be agreed between the Trustee and the Manager) (Bond Issue Date) will issue as trustee of the Securitisation Fund known as SMHL Global Fund No. 9 (Securitisation Fund) the Notes (being comprised of five Classes) specified below (proposed Notes):

         (a) The name of each Class, total principal amount, denomination, total number and Subscription Amount of the proposed Notes are as follows:

                (1)    (A)    Name of Class               Class A1
                       (B)    Total principal amount      US$1,340,000,000
                       (C)    Denomination                US$100,000 per Note
                       (D)    Total number                13,400
                       (E)    Subscription Amount         US$1,340,000,000

                (2)    (A)    Name of Class               Class A2
                       (B)    Total principal amount      (euro)450,000,000
                       (C)    Denomination                (euro)100,000 per Note
                       (D)    Total number                4,500
                       (E)    Subscription Amount         (euro)450,000,000

                (3)    (A)    Name of Class               Class A3
                       (B)    Total principal amount      A$406,000,000
                       (C)    Denomination                A$100,000 per Note
                       (D)    Total number                4,060
                       (E)    Subscription Amount         A$406,000,000

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


               Securitisation Fund Bond Issue Direction - SMHL Global Fund No. 9


                (4)    (A)    Name of Class               Class B
                       (B)    Total principal amount      A$57,000,000
                       (C)    Denomination                A$100,000 per Note
                       (D)    Total number                570
                       (E)    Subscription Amount         A$57,000,000


                (5)    (A)    Name of Class               SMHL Global No. 9 -
                                                          Liquidity Notes
                       (B)    Total principal amount A$7,500,000
                       (C)    Denomination A$1.00 per Note
                       (D)    Total number 7,500,000
                       (E)    Subscription Amount A$7,500,000

         (b) The proposed Notes will not constitute a Class separate from any other Notes previously issued by the Trustee as trustee of the Securitisation Fund but each Class will be a separate Class from each other Class.

_______________________________________________________________________________

2     Portfolio of Mortgages to be held by the Trustee for the Securitisation
      Fund

         The initial Portfolio of Mortgages to be held by the Trustee as trustee of the Securitisation Fund pursuant to clause 7.8(f)(2) of the Master Trust Deed are specified in Annexure "A" hereto which currently forms part of the Superannuation Members' Home Loans Warehousing Trust 2004-1 (SMHL WT2004-1).

_______________________________________________________________________________

3     Proceeds of Issue


          (a) For the purposes of clause 7.3(a)(6) of the Master Trust Deed and pursuant to clause 7.8(f)(1) of the Master Trust Deed, the Trustee shall (subject to clause 3(b)) hold as trustee of SMHL WT2004-1 an amount of the issue proceeds of the proposed Notes equal to A$3,000,000,000.35 of the aggregate Outstanding Principal Balance of the initial Portfolio of Loans secured by Mortgages comprised in Assets of the Securitisation Fund.

         (b) Pursuant to clause 7.10 of the Master Trust Deed, we direct you instead of holding A$7,500,000 of the issue proceeds referred to in clause 3(a) as trustee of SMHL WT2004-1, to issue to P.T. Limited (as nominee for you in your capacity as trustee of SMHL WT2004-1) Notes to the amount of A$7,500,000 comprised in the Class referred to in paragraph 1(a)(5) above.


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              Securitisation Fund Bond Issue Direction - SMHL Global Fund No.9

_______________________________________________________________________________

4     Security Trust Deed, Enhancements and Hedges

         For the purposes of clause 7.3(a)(7) of the Master Trust Deed:

          (a) a Security Trust Deed and a Payment Funding Facility (including the provision and maintenance of a funding portion representing 0.00% of the initial Outstanding Principal Balance of the Loans secured by Mortgages comprised in Assets of the Securitisation Fund) for the Securitisation Fund must be put in place prior to the Bond Issue Date;

          (b) there are no further Enhancements or Hedges which need to be effected prior to the Bond Issue Date.

_______________________________________________________________________________

5     Redraw Funding Facilities

         For the purposes of clause 7.3(a)(8) of the Master Trust Deed it is the intention of the Manager that the Trustee may enter into one or more "redraw funding facilities" before, on or after the issue of the Notes. The liabilities of the Trustee under such facilities are to be secured under the Security Trust Deed.

_______________________________________________________________________________

6     Top-up Funding Facilities

         For the purposes of clause 7.3(a)(8) of the Master Trust Deed it is the intention of the Manager that the Trustee may enter into one or more "top-up funding facilities" before, on or after the issue of the Notes. The liabilities of the Trustee under such facilities are to be secured under the Security Trust Deed.

_______________________________________________________________________________

7     Supplementary Bond Terms

         The Supplementary Bond Terms for the proposed Notes are contained in the attached duly completed Supplementary Bond Terms Notices in Annexures "B" and "C".

_______________________________________________________________________________

8     Manager's certifications

         For the purposes of clause 7.7(a) of the Master Trust Deed, but subject to the Master Trust Deed, the Manager certifies to the Trustee that:

          (a)    this Bond Issue Direction, and each accompanying
                 Supplementary Bond Terms Notice, complies with the Master Trust Deed; and

          (b) to the best of the Manager's knowledge, the details of the initial Portfolio of Mortgages in Annexure "A" conform with the details in the relevant Register in respect of that Portfolio of Mortgages.

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               Securitisation Fund Bond Issue Direction - SMHL Global Fund No.9

_______________________________________________________________________________

9     Disposal of Authorised Investments

         For the purposes of clause 10.6(b) of the Master Trust Deed, the Manager confirms that the disposal of the Portfolio of Mortgages by the Trustee as trustee of SMHL WT2004-1 will not lead to a loss.

_______________________________________________________________________________

10    Interpretation

         Each term used in this Bond Issue Direction that is not defined herein has the same meaning as in the Master Trust Deed and the attached Supplementary Bond Terms Notices.

_______________________________________________________________________________

11    Attorney

         The attorney executing this notice states that he or she has no notice of, alteration to, or revocation or suspension of, the power of attorney appointing that attorney.

Dated:   3 October 2006


Signed by
ME Portfolio Management Limited
by its attorney in the presence of:

  /s/ David Barber                               /s/ Lachlan Roots
---------------------------                    -------------------------------
  Witness                                        Attorney


  David Barber                                   Lachlan Roots
---------------------------                    -------------------------------
  Name (please print)                            Name (please print)

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             Securitisation Fund Bond Issue Direction - SMHL Global Fund No. 9

_______________________________________________________________________________


Annexure A - Portfolio of Mortgages

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

             Securitisation Fund Bond Issue Direction - SMHL Global Fund No. 9
_______________________________________________________________________________


Annexure B - Supplementary Bond Terms Notice: Class A Notes and Class B Notes

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

             Securitisation Fund Bond Issue Direction - SMHL Global Fund No. 9

_______________________________________________________________________________


Annexure C - Supplementary Bond Terms Notice: Liquidity Notes


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